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AVAX Technologies, Inc.                                                                                          Exhibit 11.1
Computation of Earnings (Loss) Per Share 10Q
                                                                             Three        Three             Six             Six
     Month of                                Months O/S       Weighted       Months       Months            Months          Months
   Issuance For               Number of      Each Given        Average       Ended        Ended             Ended           Ended
   F/S Purposes                Shares           Year           Shares       6/30/97       6/30/98           6/30/97         6/30/98
   ------------                ------           ----           ------       -------       -------           -------         -------

January '90                   582,500                                       582,500       582,500           582,500         582,500

August '91                    230,000                                       230,000       230,000           230,000         230,000

June '92                      287,098                                       287,098       287,098           287,098         287,098

Series A Preferred:
June '92                      259,375                                       (a)           (a)               (a)             (a)
July '92                       59,375
Sept '92                        3,125
                            ---------
                              321,875
                            ---------

July '93                        7,358
November '93                    1,359
                            ---------
                                8,717                                         8,717         8,717             8,717           8,717
                            ---------

July '94                        3,750                               -         3,750         3,750             3,750           3,750

April '95                    (111,330)
May '95                      (196,618)
September '95                 402,490
November '95                1,374,728
                            ---------
                            1,469,270                                     1,469,270     1,469,270         1,469,270       1,469,270
                            ---------

March '96                     (77,901)
May & June '96                321,875
May & June '96                129,099
June '96                          500
July '96 (c)                   46,875
                            ---------
                              420,448                                       420,448       420,448           420,448         420,448
                            ---------

June '97 (f)                  371,756                                        61,959                          30,980
July, August & Sept '97       661,901
Oct, Nov & Dec '97            402,153
                            ---------
                            1,435,810                                                   1,435,810                         1,435,810
                            ---------

Jan, Feb & March '98          285,832                                                     285,832                           214,374
April, May & June '98         353,236                                                     176,618                            88,309

June '96                        9,375
Treasury Shares                   (96)
                            ---------
                                9,279                                         9,279         9,375             9,279           9,375
                            ---------

CheapWarrants (b):
January and February '96
and August '95                120,000
Treasury Shares                (1,225)
                            ---------
                              118,775                                       118,775       100,000           118,775         100,000
                            ---------

June, July and (e)
September '92 warrants         35,337
Treasury Shares               (23,348)
                            ---------
                               11,989                                        11,989        35,337            11,989          35,337
                            ---------

Cheap Options (d)
May '96                       318,873
Treasury Shares               (81,345)
                            ---------
                              237,528                                       237,528             -           237,528               -
                            ---------
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AVAX Technologies, Inc.                                                                           Exhibit 11
Computation of Earnings (Loss) Per Share 10Q (continued)


                                                               Three              Three           Six             Six
                                                               Months             Months          Months          Months
                                                               Ended              Ended           Ended           Ended
                                                              6/30/97            6/30/98         6/30/97         6/30/98
                                                              -------            -------         -------         -------

                                                           --------------------------------------------------------------
Weighted Average Shares                                     3,441,314          5,044,755       3,410,334       4,884,988
                                                           ==========         ==========      ==========      ==========
Net Income (Loss) Attributable to Common Stockholders      (1,136,136)        (1,559,428)     (2,098,301)     (2,959,734)
Net Income (Loss) Per Share                                $    (0.33)        $    (0.31)     $    (0.62)     $    (0.61)

(a) - Not included because it would be anti-dilutive
(b) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96
      Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised,  and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised
      (20,000 + 11,250 = 31,250 total bridge placement warrants)
(c) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95
      (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(d) - 252,500 options issued to Officers and an employee in September not considered cheap options since issued subsequent to IPO and not included because it would be anti-dilutive
(e) - represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO
(f) - includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO
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AVAX Technologies, Inc.                                                                                           Exhibit 11
Computation of Supplementary Earnings (Loss) Per Share


                                                                                Three         Three            Six            Six
    Month of                                     Months O/S     Weighted        Months       Months           Months        Months
  Issuance For               Number of            Each Give      Average        Ended         Ended           Ended          Ended
  F/S Purposes                Shares                Year         Shares        6/30/97       6/30/98         6/30/97        6/30/98
  ------------                ------                ----         ------        -------       -------         -------        -------
Net Income (Loss) Attributable to Common Stockholders                       (1,136,136)   (1,559,428)     (2,098,301)    (2,959,734)

Interest on Debt Repaid                                                              -             -               -              -
Deferred Financing Cost related to Debt Repaid                                       -             -               -              -

Supplementary Net Income (Loss)                                             (1,136,136)   (1,559,428)     (2,098,301)    (2,959,734)
                                                                             ---------     ---------       ---------      ---------
Weighted Average Shares                                                      3,441,314     5,044,755       3,410,334      4,884,988
                                                                             ---------     ---------       ---------      ---------
Additional Shares:
Conversion of Series A Preferred                                                    (f)           (f)             (f)            (f)
Less:Series A Preferred included in primary calculation                              -             -               -              -
Common Stock Equivalents sold to retire debt                                   320,664       320,664          320,664       320,664
                                                                             ---------     ---------       ---------      ---------
Supplementary Weighted Average Shares                                        3,761,978     5,365,419        3,730,998     5,205,652
                                                                             ---------     ---------       ---------      ---------

Supplementary Net Income (Loss) per share                                   $    (0.30)  $     (0.29)     $     (0.56)  $     (0.57)

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(f) - Included in weighted average shares for primary calculation